Exhibit 10.9.6

SIXTH AMENDMENT TO THE
JANUS 401(K) AND EMPLOYEE STOCK OWNERSHIP PLAN

The Janus 401(k) and Employee Stock Ownership Plan, as amended and restated effective January 1, 2014 (the “Plan”), is hereby amended as follows, effective as of August 31, 2016, unless otherwise expressly provided below:

1.                                     The Plan is hereby amended to clarify that the provisions adopted in the Fourth Amendment to implement the new In-Plan Roth Conversion feature and the provisions adopted in the Fifth Amendment to implement the new After-Tax Contributions feature will be effective October 3, 2016.

2.                                     Section 3.1A of the Plan is hereby amended, October 3, 2016, by replacing it in its entirety to read as follows:

3.1A                     After-Tax Contributions.  Each Participant may elect to have an amount deducted from his or her Compensation which would have been received in the Plan Year but for the deduction election, and contributed to the Plan by entering into a Payroll Withholding Agreement to make After-Tax Contributions; provided, that, such Participant’s elected After-Tax Contribution may not exceed the lesser of (a) 25% of Compensation which would have been received in the Plan Year, but for the contribution election and (b) the maximum “annual additions” for the Plan Year as determined under Section 14.1(a), less the applicable dollar amount under Code Section 402(g)(1)(B) for the Plan Year (as adjusted annually in accordance with the method provided in Code Section 402(g)(4) pursuant to Regulations), less the maximum amount of Matching Contributions that may be contributed for a Participant whose annual Compensation equals or exceeds the annual dollar limitation of Code Section 401(a)(17) for the Plan Year and whose Elective Contributions for the Plan Year equal the applicable dollar amount under Code Section 402(g)(1)(B) for the Plan Year (as adjusted annually in accordance with the method provided in Code Section 402(g)(4) pursuant to Regulations).  Further, such After-Tax Contribution election by a Participant together with his or her Elective Contribution, if any, for a Plan Year may not exceed 75% of Compensation which would have been received in the Plan Year, but for the contribution election(s). When making a deduction election, the Participant must irrevocably designate the contribution as an After-Tax Contribution in the Payroll Withholding Agreement. In the event a Participant fails to designate the contribution as an After-Tax Contribution, the contribution will be deemed to be a Pre-Tax Elective Deferral Contribution.

3.                                     Section 10.1 of the Plan is hereby amended, September 1, 2016, by replacing it in its entirety to read as follows:

10.1                       Voting Company Stock.  Each Participant or Beneficiary that has Company Stock allocated to the ESOP Stock Bonus Account or Stock Dividend Account of such Participant or Beneficiary shall have the right to direct the Trustee as to the manner in which the Trustee is to vote (including not vote) that number of shares of Company Stock credited to the Participant’s ESOP Stock Bonus Account and Stock Dividend Account (Vested and not vested).  Directions from a Participant or Beneficiary to the Trustee concerning the voting of Company Stock shall be communicated in writing, or by such other means as agreed to by the Trustee and the Employer.  Upon its receipt of the directions, the Trustee shall vote the shares of Company Stock as directed by the Participant or Beneficiary.  Except as otherwise required by law, the Trustee shall vote shares of Company Stock credited to a Participant’s Account for which the Trustee has received no direction from the Participant or Beneficiary in the same proportion on each issue as it votes those shares credited to the Participants’ Accounts for which it received voting directions from Participants and Beneficiaries.

Except as otherwise required by law, the Trustee shall vote that number of shares of Company Stock not credited to the Participants’ Accounts in the same proportion on each issue as it votes those shares credited to Participants’ Accounts for which it received voting directions from Participants and Beneficiaries.

4.                                     Except as expressly provided herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, Janus Capital Group Inc. has executed this Amendment as of this 31st day of August 2016.

Janus Capital Group Inc.

/s/ Karlene Lacy
Karlene Lacy
Senior Vice President
Taxation & Compensation Accounting

ATTEST:

/s/ Sue Armstrong
Sue Armstrong
Director
LTI and Retirement Plans